Registration No. 333-131608
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                       TO FORM S-4 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          ----------------------------


                          Boston Scientific Corporation
             (Exact name of Registrant as specified in its charter)

                Delaware                                    04-2695240
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)


                           One Boston Scientific Place
                        Natick, Massachusetts 01760-1537
                                 (508) 650-8000
  (Address and phone number of principal executive offices, including zip code)

               ---------------------------------------------------
              The Guidant Employee Savings and Stock Ownership Plan
                       Guidant Corporation 1998 Stock Plan
            Guidant Corporation 1996 Nonemployee Director Stock Plan
                       Guidant Corporation 1994 Stock Plan
                            (Full title of the plans)
                            -------------------------

                              Paul W. Sandman, Esq.
             Executive Vice President, Secretary and General Counsel
                          Boston Scientific Corporation
                           One Boston Scientific Place
                        Natick, Massachusetts 01760-1537
            (Name, address and telephone number of agent for service)
                            -------------------------



This Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement relates to 38,781,212 shares of common stock, par value $0.01 per share (the "Common Stock"), of Boston Scientific Corporation (the "Registrant"). Such shares are issuable (i) to holders of options to purchase shares of common stock, par value $0.01 per share, of Guidant Corporation ("Guidant"), that were assumed by the Registrant pursuant to the Agreement and Plan of Merger, dated as of January 25, 2006, and (ii) pursuant to the Guidant Employee Savings and Stock Ownership Plan, which were assumed by the Registrant pursuant to the Agreement and Plan of Merger, dated January 25, 2006. These shares of Common Stock originally were registered on the Registrant's Registration Statement on Form S-4 (Registration No. 333-131608), to which this is an amendment; accordingly, the registration fee in respect of such shares of Registrant's Common Stock was paid at the time of the original filing of the Registration Statement relating to such Common Stock. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Post-Effective Amendment also covers an indeterminate amount of interests to be offered or sold pursuant to the Guidant Employee Savings and Stock Ownership Plan.

                                Explanatory Note

          Pursuant to an Agreement and Plan of Merger, dated as of January 25, 2006 (the "Merger Agreement"), among the Registrant, Guidant Corporation ("Guidant") and Galaxy Merger Sub, Inc., a wholly owned subsidiary of the Registrant ("Merger Sub"), among other things, (i) Merger Sub merged with and into Guidant, with Guidant becoming a wholly owned subsidiary of the Registrant,
(ii) each share of Guidant common stock, without par value, issued and outstanding immediately prior to the effective time of the Merger, which occurred on April 21, 2006 (the "Effective Time") other than shares of Guidant common stock directly owned by the Registrant, Merger Sub or Guidant, was converted into the right to receive (x) 1.6799 validly issued, fully paid and nonassessable shares of Boston Scientific common stock ("Registrant Common Stock"), (y) $42.00 in cash, without interest and (z) an additional amount in cash equal to $0.28 and (iii) at the Effective Time, shares of Registrant Common Stock, rather than shares of Guidant common stock, became issuable pursuant to the following plans (the "Plans"):

          o    The Guidant Employee Savings and Stock Ownership Plan

          o    Guidant Corporation 1998 Stock Plan

          o    Guidant Corporation 1996 Nonemployee Director Stock Plan; and

          o    Guidant Corporation 1994 Stock Plan

          The Registrant hereby amends its Registration Statement on Form S-4 (No. 333-131608), filed with the Securities and Exchange Commission, by filing this Post-Effective Amendment No. 1 on Form S-8 relating to 38,781,212 shares of Registrant Common Stock issuable (i) upon the exercise of options under the Guidant Corporation 1998 Stock Plan, Guidant Corporation 1996 Nonemployee Director Stock Plan and Guidant Corporation 1994 Stock Plan and (ii) pursuant to the Guidant Employee Savings and Stock Ownership Plan.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*















------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

          The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference into this Registration Statement:

          (a) The Registrant's annual report on Form 10-K filed for the period ended December 31, 2005 (filed March 1, 2006).

          (b) The Registrant's Form S-4, first filed on February 6, 2006, as subsequently amended on March 2, 2006.

          (c) The Registrant's Current Reports on Form 8-K filed March 3, 2006, March 8, 2006, March 17, 2006, March 20, 2006, March 31, 2006, April 7,
     2006, April 12, 2006, April 18, 2006, April 20, 2006 and April 26, 2006.

          (d) The description of the Registrant's Common Shares under the heading "Description of Boston Scientific Capital Stock" contained in the Registration Statement on Form S-4 (Registration No. 333-131608) as originally filed by the Registrant with the Commission under the Securities Act on February 6, 2006 and amended on March 2, 2006.

          In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

          Not Applicable.

Item 5. Interests of Named Experts and Counsel.

          Not applicable.

Item 6. Indemnification of Directors and Officers.

          Under the Registrant's Second Restated Certificate of Incorporation, as amended, and Restated By-laws (and in accordance with Section 145 of the Delaware General Corporation Law), the Registrant will indemnify to the fullest extent permitted by the Delaware General Corporation Law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding. These include civil, criminal, administrative, investigative or other proceedings by reason of the fact that the person is or was a director, officer or employee of the Registrant, or is or was serving in that capacity or as an agent at the request of the Registrant for another entity.

          The Registrant's indemnity covers expenses, judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the Registrant's best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The Registrant will indemnify a person in a derivative action under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the Registrant in performance of his or her duty. Derivative actions are actions by the Registrant or in the Registrant's right to procure a judgment in the Registrant's favor. The Registrant's agents may be similarly indemnified at the discretion of the Registrant's board of directors.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons that control the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


Item 7. Exemption from Registration Claimed.

          Not Applicable.

Item 8. Exhibits.

          See Exhibit Index.

Item 9. Undertakings.

          (a) The undersigned Registrant hereby undertakes:


               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events
               arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that the undertakings set forth in paragraphs
               (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natick, Commonwealth of Massachusetts, on this 26 day of April, 2006.

                                    BOSTON SCIENTIFIC CORPORATION



                                    By: /s/ James R. Tobin
                                        ------------------
                                    Name:  James R. Tobin
                                    Title: President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 26 day of April, 2006.

Signature                                                  Title
---------                                                  -----

*
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Name: Peter M. Nicholas                  Chairman of the Board of Directors


/s/ James R. Tobin                       President and Chief Executive Officer, Director
------------------
Name: James R. Tobin


*                                        Director
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Name: John E. Abele

                                         Director
*
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Name: Ursula M. Burns


*
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Name: Marye Anne Fox                     Director


*
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Name: Joel L. Fleishman                  Director


*
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Name: Ray J. Groves                      Director


*
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Name: Ernest Mario                       Director


*
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Name: N.J. Nicholas, Jr.,                Director


*
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Name: John E. Pepper                     Director


*
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Name: Uwe E. Reinhardt                   Director


*
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Name: Warren B. Rudman                   Director


-----------------------------
Name: Kristina M. Johnson                Director


-----------------------------
Name: Nancy-Ann DeParle                  Director


*
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Name: Lawrence C. Best                   Executive Vice President, Chief Financial Officer


*
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Name: Paul A. LaViolette                 Chief Operating Officer



 *By: /s/ James R. Tobin                 April 26, 2006
     -------------------
       Attorney-in-Fact

                                  Exhibit Index

Exhibit No.     Description of Document

4.1 Second Restated Certificate of Incorporation of Boston Scientific Corporation (Exhibit 3.1, Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-11083); Certificate of Amendment of Second Restated Certificate of Incorporation of the Registrant (Exhibit 3.2, Annual Report on Form 10-K for the year ended December 31, 1994, File No. 1-11083); Certificate of Second Amendment of Second Restated Certificate of Incorporation of the Registrant (Exhibit 3.3, Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-11083); and Certificate of Third Amendment of Second Restated Certificate of Incorporation of the Registrant (Exhibit 3.4, Annual Report on Form 10-K for the year ended December 31,
                2003).

4.2 Form of Certificate of Amendment of the Second Restated Certificate of Incorporation of Boston Scientific Corporation (incorporated by reference to the Registration Statement on Form S-4 (Registration No. 333-131608)) filed by the Registrant on February 6, 2006, as amended by Amendment No. 1 to Form S-4 filed by the Registrant on March 2, 2006).

4.3 Restated By-Laws of Boston Scientific Corporation (Exhibit 3.2, Registration No. 33-46980).

4.4 Agreement and Plan of Merger, dated as of January 25, 2006, among Boston Scientific Corporation, Galaxy Merger Sub, Inc. and Guidant Corporation (incorporated by reference to Annex A to the proxy statement/prospectus included in the Registration Statement on Form S-4 (Registration No. 333-131608) filed by the Registrant on February 6, 2006, as amended by Amendment No. 1 to Form S-4 filed by the Registrant on March 2, 2006).

4.5*            The Guidant Employee Savings and Stock Ownership Plan.

4.6 Guidant Corporation 1998 Stock Plan, as amended (incorporated by reference to Exhibit 10.20 to Form 10-K filed by Guidant for the year ended December 31, 2002 (File No, 1-13388)).

4.7 Guidant Corporation 1996 Nonemployee Director Stock Plan, as amended (incorporated by reference to Exhibit 10.19 to Form 10-K filed by Guidant for the year ended December 31, 2002 (File No, 1-13388)).

4.8 Guidant Corporation 1994 Stock Plan, as amended (incorporated by reference to Exhibit 10.32 to Form 10-K filed by Guidant for the year ended December 31, 1996 (File No, 1-13388)).

4.9             Form of Guidant Option Grant (incorporated by reference to
                Exhibit 10.12 to Form 10-K filed by Guidant for the fiscal year ended December 31, 2004 (File No, 1-13388)).

4.10            Form of Guidant Option Grant (incorporated by reference to
                Exhibit 10.13 to Form 10-K filed by Guidant for the fiscal year ended December 31, 2004 (File No, 1-13388)).

5.1* Opinion of Shearman & Sterling LLP regarding the legality of the securities being registered.

23.1*           Consent of Ernst & Young LLP.

23.2*           Consent of Ernst &Young LLP.

23.3            Consent of Shearman & Sterling LLP (included in Exhibit 5.1).

24 Powers of Attorney (Exhibit 24.1, Registration Statement on Form S-4 (Registration No. 333-131608) filed by the Registrant on February 6, 2006, as amended by Amendment No. 1 to Form S-4 filed by the Registrant on March 2, 2006).


------------------
*    Filed herewith.